UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 20, 2011
Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor
18 Queen Street, Hamilton HM JX Bermuda	N/A

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Investment Agreement, Warrants and Voting Agreements
          On April 20, 2011, Enstar Group Limited (“Enstar”) entered into an Investment Agreement (the “Investment Agreement”) with GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P. (collectively, the “Purchasers”). Under the Investment Agreement, Enstar agreed to issue and sell, and the Purchasers agreed to purchase, at several different closings described immediately below securities representing 19.9% of Enstar’s outstanding share capital with the right to acquire an additional 2.0% through the exercise of the Warrants, although the Purchasers’ voting interest in Enstar purchased pursuant to the Investment Agreement will be less than 4.9%. The securities that the Purchasers will be acquiring at these closings can be further summarized as follows:
•	At the first closing, which occurred on April 20, 2011 (the “First Closing”), 531,345 of Enstar’s voting ordinary shares, par value $1.00 per share (“Voting Common Shares”), and 749,869 of Enstar’s newly created Series A convertible non-voting preference shares, par value $1.00 per share (the “Non-Voting Preferred Shares”), at a purchase price of $86.00 per share, or approximately $110.2 million in the aggregate. Subject to the receipt of shareholder approval to create three new classes of non-voting ordinary shares, the Non-Voting Preferred Shares will convert on a share-for-share basis (subject to adjustment in certain circumstances) into non-voting ordinary shares of Enstar, par value $1.00 (the “Non-Voting Common Shares”). At the First Closing, Enstar also issued to the Purchasers warrants to acquire 340,820 Non-Voting Preferred Shares or, subject to the receipt of shareholder approval to create the new Non-Voting Common Shares, Non-Voting Common Shares for an exercise price of $115.00 per share, subject to certain adjustments (the “Warrants”). The Purchasers may, at their election, satisfy the exercise price of the Warrants on a cashless basis by surrender of shares otherwise issuable upon exercise of the Warrants in accordance with a formula set forth in the Warrants. The Warrants expire on the ten year anniversary of the First Closing.

•	At the second closing (the “Second Closing”), which is expected to occur after receipt of applicable regulatory approvals and satisfaction of other closing conditions (but not before December 23, 2011), 134,184 Voting Common Shares and 827,504 Non-Voting Preferred Shares (unless Enstar’s shareholders approve the creation of the Non-Voting Common Shares, in which case the Purchasers will purchase Non-Voting Common Shares instead of Non-Voting Preferred Shares at the Second Closing), at a purchase price of $86.00 per share, or approximately $82.7 million in the aggregate.

•	Subject to approval by Enstar’s shareholders of the issuance of securities in excess of limits imposed by the listing requirements of the Nasdaq Stock Market and satisfaction of other closing conditions, at a third closing (the “Third Closing”), 1,148,264 Non-Voting Preferred Shares (unless Enstar’s shareholders approve the creation of the Non-Voting Common Shares, in which case the Purchasers will purchase Non-Voting Common Shares instead of Non-Voting Preferred Shares at the Third Closing), at a purchase price of $86.00 per share, or approximately $98.7 million in the aggregate. If the Third Closing occurs, it is expected to occur simultaneously with the Second Closing.
The Purchasers may also elect, at their option, to receive Non-Voting Preferred Shares or, if applicable, Non-Voting Common Shares in lieu of Voting Common Shares that might otherwise be issuable to them at any of the closings discussed above. Any such non-voting shares would be convertible on a share-for-share basis, subject to certain adjustments, into Voting Common Shares at the option of the Purchasers. The total investment expected to be made by the Purchasers for the purchase of the Voting Common Shares, the Non-Voting Common Shares, the Non-Voting Preferred Shares and the Warrants is approximately $291.6 million.
In addition, certain directors and officers of the Company and other Persons have entered into voting agreements (the “Voting Agreements”) with the Company concurrently with the signing of the Investment Agreement with respect to shares representing 34.35% of the Company’s outstanding voting power. Under the Voting Agreements, each such shareholder has committed, among other things, to vote all voting securities of the Company that such shareholder holds and is entitled to vote in favor of the matters required to be approved by the Company’s shareholders in connection with the Investment Agreement.
The Investment Agreement also contains the additional provisions described below:
          Board Representation. Enstar has agreed that the Purchasers have the right to designate one representative to Enstar’s Board of Directors following the First Closing. This designation right terminates if (i) the Purchasers cease to beneficially own at least 5% of Enstar’s outstanding share capital, or (ii) the Second Closing or the Third Closing do not occur by virtue of Purchasers’ breach of the Investment Agreement.
          Preemptive Rights. The Purchasers have the right to purchase their proportionate percentage of new securities issued and sold by Enstar during a limited period of time. This right is subject to exceptions, as further set forth in the Investment Agreement, including issuances (i) pursuant to equity plans approved by the Board of Directors of Enstar, (ii) in connection with the restructuring of outstanding debt, (iii) in consideration of mergers, acquisitions or similar transactions and (iv) in connection with joint ventures and strategic business partnerships, the primary purpose of which is not to raise additional capital. The preemptive rights expire upon the earlier of the termination of the Investment Agreement or the Third Closing (or the Second Closing if the Shareholder Approval Matters discussed below are not approved by Enstar’s shareholders).
          Indemnification. Each of Enstar, on the one hand, and the Purchasers, on the other, have agreed to indemnify each other for certain breaches of their respective representations, warranties, covenants and agreements and for matters arising out of execution and delivery of the Investment Agreement. Subject to certain exceptions set forth in the Investment Agreement, neither the Company nor the Purchasers will be entitled to an indemnity for breaches of representations and warranties until losses exceed $29.0 million, after which the indemnifying party will be responsible for the full amount of such losses (including all amounts up to and exceeding $29.0 million), subject to a cap on the aggregate losses for which a party is obligated to indemnify the other of $145.1 million.
          Conditions to Second Closing. The Purchasers’ obligations to consummate the Second Closing are subject to the satisfaction of certain closing conditions set forth in the Investment Agreement, including (i) the receipt of certain regulatory approvals and (ii) the accuracy of certain representations and warranties of Enstar as of the date of the Second Closing. Both Enstar, on the one hand, and the Purchasers, on the other hand, have agreed to use commercially reasonable efforts to obtain the regulatory approvals required in connection with the transactions contemplated by the Investment Agreement.

          Conditions to Third Closing. The Purchasers’ obligations to consummate the Third Closing are subject to the satisfaction of certain closing conditions set out in the Investment Agreement, including (i) the receipt of certain regulatory approvals, (ii) the approval by Enstar’s shareholders of the issuance to the Purchasers’ of securities representing more than 19.99% of Enstar’s outstanding share capital as of the date of the Investment Agreement (the “Shareholder Approval Matters”), and (iii) the accuracy of certain representations and warranties of Enstar as of the date of the Third Closing. Enstar has agreed to use its reasonable best efforts and to take all actions reasonably necessary to seek the approval of the Shareholder Approval Matters.
          Termination Provisions. The Investment Agreement may be terminated any time prior to the Third Closing: (i) by mutual written consent of the parties, (ii) by Enstar or the Purchasers in the event either the Second Closing or the Third Closing shall not have occurred on or prior to the first anniversary of the Investment Agreement (which may be extended to the 18-month anniversary of the Investment Agreement by Enstar or the Purchasers unless Enstar’s shareholders have failed to approve the Shareholder Approval Matters), (iii) by Enstar or the Purchasers, but only after the Second Closing, if Enstar’s shareholders have failed to approve the Shareholder Approval Matters, and (iv) by either Enstar or the Purchasers if the consummation of the Second Closing or Third Closing is prohibited by applicable law or would violate any nonappealable final order, decree or judgment of any governmental authority with competent jurisdiction.
          VCOC Rights. Pursuant to a separate Venture Capital Operating Company (VCOC) rights letter delivered in connection with the execution of the Investment Agreement, GS Capital Partners VI Parallel, L.P., an affiliate of one of the Purchasers, was granted certain information and inspection rights, which terminate (i) at such time that GS Capital Partners VI Parallel, L.P. ceases to own, directly or indirectly at least 10.0% of the equity securities purchased pursuant to the Investment Agreement and (ii) upon the consummation of an amalgamation, merger or consolidation of Enstar.
          The foregoing summary of terms of the Investment Agreement, the Warrants and the Voting Agreements is subject to, and qualified in its entirety by, the Investment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.1, the form of Warrant, which is attached hereto as Exhibit 99.2, and the forms of the Voting Agreements, which are attached hereto as Exhibit 99.4, and each of which is incorporated herein by reference.
Registration Rights Agreement
          On April 20, 2011, Enstar entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers that provides the Purchasers with certain rights to cause Enstar to register under the Securities Act of 1933, as amended (the “Act”), (i) the Voting Common Shares, Non-Voting Common Shares and Non-Voting Preferred Shares issuable pursuant to the Investment Agreement, (ii) any Voting Common Shares or Non-Voting Common Shares issued upon the exchange or exercise of other securities held by the Purchasers and (iii) any securities issued by Enstar in connection with any of the foregoing by way of a share dividend or share split or in connection with any recapitalization, reclassification or similar reorganization (the foregoing, collectively, “Registrable Securities”). Pursuant to the Registration Rights Agreement, at any time following the first anniversary of the First Closing, the Purchasers are entitled to make two written requests for Enstar to register all or any part of the Registrable Securities under the Act, subject to certain exceptions and conditions set forth in the Registration Rights Agreement. The Purchasers are also granted “piggyback” registration rights with respect to Enstar’s registration of Voting Common Shares for its own account or for the account of one or more of its securityholders.

          The foregoing summary of terms of the Registration Rights Agreement is subject to, and qualified in its entirety by, the Registration Rights Agreement, which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.
Certificate of Designations of Series A Convertible Participating Non-Voting Perpetual Preferred Stock
          The Non-Voting Preferred Shares were created by a Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock adopted by Enstar’s Board of Directors on April 20, 2011.
Set forth below are the material terms of the Non-Voting Preferred Shares:
          Ranking. Except as described below, the Non-Voting Preferred Shares rank on parity with the Voting Common Shares and the Non-Voting Common Shares and shall rank senior to each other class or series of share capital of Enstar, unless the terms of any such class or series shall provide otherwise.
          Dividends. Dividends will be paid on the Non-Voting Preferred Shares when, as and if, and in the same amounts (on an as-converted basis), declared on the Voting Common Shares and/or Non-Voting Common Shares.
          Liquidation Preference. Upon liquidation, dissolution or winding up of Enstar, holders of Non-Voting Preferred Shares have the right to receive an amount equal to $0.001 per share. After payment of this amount, holders of the Non-Voting Preferred Shares are entitled to participate (on an as-converted basis) with the Voting Common Shares and the Non-Voting Common Shares in the distribution of remaining assets.
          Conversion. The shares of Non-Voting Preferred Shares issued to the Purchasers pursuant to the Investment Agreement shall automatically convert (i) into Voting Common Shares upon the transfer of such Non-Voting Preferred Shares to any person other than an Affiliate of any Purchaser if that transfer qualifies as a “widely dispersed offering” under the applicable banking laws and (ii) into Non-Voting Common Shares upon the approval by Enstar’s shareholders of the amendment to Enstar’s bye-laws in connection with the Shareholder Approval Matters. In each case, each Non-Voting Preferred Share shall initially convert into one Voting Common Share or Non-Voting Common Share, as applicable, subject to adjustment for share subdivisions, splits, combinations and similar events.
          Voting. The Non-Voting Preferred Shares have no voting rights, provided that, Enstar may not, without the consent of the holders of a majority of the outstanding shares of the Non-Voting Preferred Shares, voting separately as a class, (i) amend, alter or repeal or otherwise change any provision of the Enstar’s memorandum of association, bye-laws or the Certificate of Designations for the Non-Voting Preferred Shares so as to significantly and adversely affect the rights, preferences, privileges or limited voting rights of the Non-Voting Preferred Shares, (ii) consummate a binding share exchange or reclassification of the Non-Voting Preferred Shares, or a merger or consolidation of Enstar (except for any merger or consolidation in which the consideration consists solely of cash) unless the Non-Voting Preferred Shares remain outstanding or are converted or exchanged for a security with similar rights, preferences and privileges in the surviving entity and (iii) voluntarily liquidate, dissolve or wind up Enstar.

          The foregoing summary of terms is subject to, and qualified in its entirety by, the Certificate of Designations of the Non-Voting Preferred Shares, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities
          As discussed in Item 1.01 above (the text of which is incorporated into this Item 3.02 by reference), on April 20, 2011, Enstar issued to the Purchasers 531,345 Voting Common Shares and 749,869 Non-Voting Preferred Shares, along with warrants to acquire 340,820 Non-Voting Preferred Shares or, subject to the receipt of certain shareholder approvals, Non-Voting Common Shares. Enstar also agreed to issue to the Purchasers (i) at the Second Closing 134,184 Voting Common Shares and 827,504 Non-Voting Preferred Shares (unless Enstar’s shareholders approve the creation of the Non-Voting Common Shares, in which case the Purchasers will purchase Non-Voting Common Shares instead of Non-Voting Preferred Shares at the Second Closing) and (ii) at the Third Closing 1,148,264 Non-Voting Preferred Shares (unless Enstar’s shareholders approve the creation of the Non-Voting Common Shares, in which case the Purchasers will purchase Non-Voting Common Shares instead of Non-Voting Preferred Shares at the Third Closing). The securities sold at the First Closing and to be sold at the Second Closing and the Third Closing were sold or are to be sold to the Purchasers without registration in a private placement pursuant to Section 4(2) of the Act.
Item 3.03 Material Modification to the Rights of Security Holders
          The Non-Voting Preferred Shares were created by a Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock adopted by Enstar’s Board of Directors on April 20, 2011. The provisions of Item 1.01 above that relate to the rights, preferences and privileges of the Non-Voting Preferred Shares are incorporated into this Item 3.03 by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          The Non-Voting Preferred Shares were created by a Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock adopted by Enstar’s Board of Directors on April 20, 2011. The provisions of Item 1.01 above that relate to the rights, preferences and privileges of the Non-Voting Preferred Shares are incorporated into this Item 5.03 by reference.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
3.1	Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock

99.1	Investment Agreement, dated as of April 20, 2011, by and among Enstar Group Limited, GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P.

99.2	Form of Warrant

99.3	Registration Rights Agreement, dated as of April 20, 2011, by and among Enstar Group Limited, GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP

VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P.

99.4	Form of Voting Agreement

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENSTAR GROUP LIMITED
Date: April 20, 2011	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

Exhibit Index
3.1	Certificate of Designations for the Series A Convertible Participating Non-Voting Perpetual Preferred Stock

99.1	Investment Agreement, dated as of April 20, 2011, by and among Enstar Group Limited, GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P.

99.2	Form of Warrant

99.3	Registration Rights Agreement, dated as of April 20, 2011, by and among Enstar Group Limited, GSCP VI AIV Navi, Ltd., GSCP VI Offshore Navi, Ltd., GSCP VI Parallel AIV Navi, Ltd., GSCP VI Employee Navi, Ltd., and GSCP VI GmbH Navi, L.P.

99.4	Form of Voting Agreement